EXHIBIT 32.2

TEXTRON INC.

CERTIFICATION PURSUANT TO
RULE 13a-14(b) AND
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Textron Inc. (the "Company") on Form 10-Q for the period ended October 2, 2004 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Ted R. French, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Textron Inc.

Date: November 9, 2004	/s/ Ted R. French
Ted R. French
Executive Vice President and Chief Financial Officer